                                                                     EXHIBIT 4.5


                        TERM LOAN AND SECURITY AGREEMENT



         This Term Loan and Security Agreement (the "Agreement") is made and entered into as of December 30, 1993 by and between Congress Financial Corporation (Central) ("Lender") and Keystone Consolidated Industries, Inc. ("Borrower").

                                    RECITALS

         A. Borrower and Lender are the parties to that certain Accounts Receivable Financing Agreement {Security Agreement} dated as of December 19, 1986, as amended to date (the "Accounts Financing Agreement") , and Rider No. 1 to Accounts Receivable Financing Agreement (Security Agreement), as amended to date ("Rider No. 1"). The Accounts Financing Agreement and Rider No. 1 are hereinafter referred to collectively as the "Revolving Loan Agreement". Capitalized terms used and not otherwise defined in this Agreement are used as they are defined in the Revolving Loan Agreement.

         B. Lender is a party to that certain Amendment and Restatement of Subordination Agreement (the "Subordination Agreement") dated as of June 30, 1987 by and among Harold C. Simmons, as trustee under the Keystone Master Pension Trust (the "Trust") , ITT Commercial Finance Corp. ("ITT") and Lender concerning various obligations of Borrower to the Trust, ITT and Lender, including the obligations of Borrower to ITT under the ITT Loan Agreement (as defined in the Subordination Agreement).

         C. Borrower, the trustee of the Trust and Wire Products, Inc. are the parties to that certain Amendment and Restatement of Security Agreement (the "Security Agreement") dated as of January 8, 1987 concerning, among other things, the relative priority of security interests held by the trustee of the Trust, Lender and the Term Lenders (as defined in the Security Agreement).

         D. Borrower has requested and Lender has agreed to make a term loan to Borrower upon the terms and subject to the conditions set forth in this Agreement.

         E. The term loan to be made under this Agreement will replace and be a refinancing of the obligations of Borrower under the ITT Loan Agreement. Lender, upon the making of the term loan contemplated by this Agreement, will be a Term Lender (as defined in the Security Agreement).


         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
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SECTION 1.       DEFINITIONS

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall continue or be continuing until it is waived in accordance with Section
9.3 hereof. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.3 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 8.1 hereof.

         1.4 "Financing Agreements" shall mean, collectively, this Agreement and any other agreement, document or instrument now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.5 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which




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are applicable to the circumstances as of the date of determination, except that, for purposes of Sections 7.13 and 7.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

         1.6 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.7 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.8 "Obligations" shall mean the Term Loan and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.9 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

         1.10 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.




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         1.11    "Prime Rate" shall mean the rate from time to time publicly announced by Philadelphia National Bank, incorporated as CoreStates Bank, N.A., or its successors and assigns, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.12 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage medium and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.13    "Term Loan" is defined in Section 2.1 hereof.

         1.14 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

SECTION 2.       CREDIT FACILITIES

         2.1 Term Loan. Subject to, and upon the terms and conditions contained herein, Lender agrees to make a loan (the "Term Loan") to Borrower in the principal amount of $20,000,000.

         2.2     Scheduled Principal Payments. Except as provided in Sections
2.3 and 8.2(b) hereof, the principal amount of the Term Loan shall be due and payable in 35 equal monthly payments of $277,777 due on February 1, 1994 and on the first day of each month thereafter and a final payment of the remaining principal balance due on December 31, 1996.

         2.3 Mandatory Prepayment Upon Termination of Revolver. The entire principal balance of the Term Loan then outstanding shall be due and payable on the date that the Revolving Loan Agreement is terminated by Borrower pursuant to Section 16 of Rider No. 1.

         2.4     Interest.

                 (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Obligations at the rate of one percent (1%) per annum in excess of the Prime Rate, except that Borrower shall pay to Lender interest, at Lender's option, without notice, at the Default Rate on the Obligations for the period on and after (i) the date that is 120 days after the date




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of termination or non-renewal hereof, or (ii) the date of the occurrence of an
Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower). All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

                 (b) Accrued interest shall be due and payable on each date that principal is due and payable under Sections 2.2, 2.3 or 8.2(b) hereof. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         2.5 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $200,000, which shall be fully earned as of and payable on the date hereof.

         2.6 Loan Account Charges. Lender shall have the right, at its option, to charge all principal, interest, fees and all other Obligations and other amounts payable by Borrower hereunder to Borrower's loan account referred to in Section 2 of the Accounts Financing Agreement

         2.7 Payments. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment to any Person for any reason, then the Obligations intended to be satisfied by such payment shall be reinstated and continue and this Agreement shall continue in full force as if such payment had not been received by Lender. Borrower shall be liable to pay to Lender, and does indemnify and hold Lender harmless for the amount of any payments surrendered or returned. This Section 2.7 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon




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such payment. This Section 2.7 shall survive the termination or non-renewal of this Agreement.

         2.8 Authorization to Make Loan. Lender is authorized to make the Term Loan based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person. The Term Loan shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         2.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loan only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof, including all payments necessary to replace and refinance the ITT Loan Agreement (as defined in the Subordination Agreement); (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements; and (c) working capital purposes.


SECTION 3. CONDITIONS PRECEDENT. Each of the following is a condition precedent to Lender making the Term Loan:

         3.1 Termination of Existing Loans. Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower or any Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them, as secured party and Borrower or any Obligor, as debtor.

         3.2 Security Interests. Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations, subject only to the security interests and liens permitted under Section 7.8 hereof.

         3.3 Corporate Action. All requisite corporate action and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of




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requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities.

         3.4 Required Consents. Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

         3.5 Evidence of Insurance. Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee.

         3.6 Opinions of Counsel. Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request.

         3.7 Execution and Delivery of Documents. The other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         3.8 Representations and Warranties. All representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of the Term Loan.

         3.9 No Defaults. No Event of Default shall have occurred and no event shall have occurred or condition be existing which, with notice or passage of time or both, would constitute an Event of Default.





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
SECTION 4.       ACKNOWLEDGMENT OF SECURITY INTEREST

         Borrower acknowledges that (i) the Obligations are included within the term "Obligations" as such term is used in the Revolving Loan Agreement and
(ii) the Obligations are therefore secured by the liens and security interests in the Collateral granted in the Revolving Loan Agreement and the other collateral documents related thereto.


SECTION 5.       COLLATERAL COVENANTS

         5.1 Inventory Covenants. (a) Borrower shall not remove any Inventory from the locations set forth herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth herein to another such location; (b) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (c) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (d) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory;
(e) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (f) Borrower shall keep the Inventory in good and marketable condition; and (g) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         5.2 Equipment Covenants. Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (a) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use;




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(d) Borrower shall not remove any Equipment from the locations set forth herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower assumes all responsibility and liability arising from the use of the Equipment.

         5.3 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor;
(viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and (b) at any time (i) take control in any manner of any item of payment of proceeds thereof; (ii) have access to any lockbox or postal box into which Borrower's mail is deposited; (iii) endorse Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account for application to the Obligations; (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral; and (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.




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         5.4     Right to Cure.  Lender may, at its option, (a) cure any
default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure, maintain, enforce and collect the Collateral and the rights of Lender with respect thereto. All amounts so expended shall constitute Obligations and shall be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section 5.4 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         5.5 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists for the collection of Accounts and realization of other Collateral.

SECTION 6.       REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a condition to the making of the Term Loan:

         6.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral.




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
The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any subsidiaries except as set forth on the Information Certificate.

         6.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender are prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement or in the Information Certificate, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         6.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 7.2 hereof. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof, and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

         6.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens permitted under
Section 7.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or changes of any kind, except those granted to Lender and such others are specifically permitted under Section 7.8 hereof.




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         6.5     Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         6.6 Litigation. Except as described in Section 10(f) of Rider No. 1 and the Information Certificate, there are no judgments outstanding against Borrower, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined with respect to it would result in any material adverse change in the assets, business or prospects of Borrower or which would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral.

         6.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

         6.8 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is and will be true and correct in all material respects on the date as of which such information is dated or certified and does not omit and will not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had




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
or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         6.9 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

         6.10 Revolving Loan Agreement Representations. Except as disclosed in the Information Certificate, each of the representations and warranties in Sections 10(i) , 10(k) and 10(m) of Rider No. 1 are true and correct as of the date hereof.

SECTION 7.       AFFIRMATIVE AND NEGATIVE COVENANTS

         7.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

         7.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

         7.3 Compliance with Laws, Regulations, Etc. Borrower shall, at all times, comply in all material respects with all laws rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements, of any Federal, State or local governmental authority.

         7.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books.

         7.5 Insurance. Borrower shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         7.6     Financial Statements and Other Information.

                 (a) Borrower shall keep proper books and records in which full and true entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited financial statements (including balance sheets, statements of income and loss and statements of shareholders' equity) , all in reasonable detail, fairly presenting the financial position and the results of Borrower's operations as of the end of such fiscal month; (ii) within ninety (90) days after the end of each fiscal year, audited financial statements of Borrower (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity) , and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of Borrower's operations as of the end of such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower for the fiscal year then ended.

                 (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

                 (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                 (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         7.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall comply with the provisions of Sections 11(b) and 11(c) of Rider No. 1.

         7.8 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except as permitted under
Section 11(b) of Rider No. 1 and disclosed in the Information Certificate.

         7.9 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; and (d) obligations or indebtedness set forth on the Information Certificate.

         7.10 Loans, Investments, Guarantees, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in short-term direct obligations of the United States Government; (c) investments in negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of Borrower or to bearer and delivered to Lender; and (d) investments in commercial paper rated A1 by Standard & Poor's Rating Group or P1 by Moody's Investors Service, Inc.; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments.

         7.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except as permitted under the Revolving Loan Agreement, as amended.

         7.12 Transactions with Affiliates. Borrower shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

         7.13 Working Capital. Borrower shall, at all times, maintain Working Capital as required by the Revolving Loan Agreement.

         7.14 Tangible Net Worth. Borrower shall, at all times, maintain Tangible Net Worth as required by the Revolving Loan Agreement.

         7.15 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         7.16 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower remaking, as of the date of such certificate, the representations and warranties set forth in this Agreement. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

         7.17 Benefit Plans. The covenant of Borrower set forth in Section 11(a) of Rider No. 1 incorporated herein by this reference as if set forth herein in full.


SECTION 8.       EVENTS OF DEFAULT AND REMEDIES

         8.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                 (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

                 (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made be false or misleading in any material respect;

                 (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender; or

                 (d)      a Default (as defined in the Revolving Loan
Agreement).

         8.2     Remedies.

                 (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral.

                 (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 8.1(g) and 8.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                 (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.


SECTION 9.       JURY TRIAL WAIVER; OTHER WAIVERS
                 AND CONSENTS; GOVERNING LAW

         9.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                 (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

                 (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, Eastern Division and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and agree that any dispute arising out of the relationship between any such persons or the conduct of any such persons in connection with this Agreement or otherwise shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral).

                 (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon CT Corporation, whom Borrower irrevocably appoints as its agent for the purpose of accepting service of process within the State of Illinois. In addition, Lender agrees promptly to forward by registered mail any process so served upon such agent to Borrower at its address set forth on the signature pages hereof. Borrower hereby consents to service of process as aforesaid. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

                 (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 (e) Nothing in this Section 9.1 shall affect the rights of Lender to serve legal process in any other manner permitted by law or affect the rights of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

                 (f) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and nonappealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         9.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which

Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         9.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         9.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         9.5 Indemnification. Borrower shall indemnify, defend and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, deficiencies, judgments, penalties or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 9.5. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

SECTION 10.      GENERAL PROVISIONS

         10.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         10.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         10.3 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Term Loan or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         10.4 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

         IN WITNESS WHEREOF, Borrower has caused these presents to be duly executed and delivered as of the day and year first above written.

                                                 BORROWER

                                                 KEYSTONE CONSOLIDATED
                                                 INDUSTRIES, INC.

                                                 By: /s/ HAROLD M. CURDY
                                                 Title: VICE PRESIDENT - FINANCE
                                                        AND TREASURER

                                                 CHIEF EXECUTIVE OFFICE:

                                                 5430 LBJ FREEWAY, SUITE 1740

                                                 DALLAS, TEXAS 75240
Accepted and Agreed:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By: /s/ GEORGE KALESNIK

Title: Senior Vice President

Address:

100 South Wacker Drive, Suite 1940
Chicago, Illinois 60606

                                   EXHIBIT A



                            INFORMATION CERTIFICATE
                                       TO
                        TERM LOAN AND SECURITY AGREEMENT
                                    BETWEEN
                    CONGRESS FINANCIAL CORPORATION (CENTRAL)
                                      AND
                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.



1.       Subsidiaries (Section 6.1 of the Agreement):

                             Wire Products Company
                         Sherman Wire of Caldwell, Inc.

2. Material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender (Section 6.2 of the Agreement):

                 The Company is changing the discount rate, effective the end of fiscal 1993, used to value its pension and other post retirement benefit obligations from 9.5% to 7.5%. These changes will result in increases of approximately $28 million in accrued non-current pension costs, $11 million in non-current deferred taxes, and $17 million in stockholders' deficit.

3. Locations of Borrowers businesses and Collateral (Section 6.3 of the Agreement):

                 Keystone Consolidated Industries, Inc.
                 5430 LBJ Freeway, Suite 1740
                 Dallas, Texas 75240

                 Keystone Steel & Wire
                 7000 SW Adams Street
                 Peoria, Illinois 61641

                 Sherman Wire
                 Hwy 56W and Gibbons Road
                 Sherman, Texas 75090

                 Sherman Wire of Caldwell, Inc.
                 Nagel Drive
                 P 0 Box 879
                 Caldwell, Texas 77836

                 Wire Products Company
                 111 N. Douglas Street
                 Hortonville, Wisconsin 54944

                                   EXHIBIT A


                 Keystone Fasteners
                 1407 South Powell
                 Springdale, Arkansas 72764

                 KeyWest Wire
                 250 E. Virginia Street
                 San Jose, California 95112

4. Pending actions, suits, proceedings or claims against Borrower (Section 6.6 of the Agreement):

                 See Schedule A attached.

5. Licenses, patents, and trademarks currently owned and used in the conduct of Borrowers business (Section 6.10 of the Agreement):

                 Licenses:                 None
                 Patents:                  None
                 Trademarks:               See Schedule B attached.

6. Contingent liabilities in connection with a release of any hazardous or toxic substance into the atmosphere (Section 6.10 of the Agreement):

                 651 Walsh Avenue, Santa Clara, California (formerly owned by
                  Keystone Consolidated Industries, Inc.)

                 Keystone Steel & Wire, Peoria, Illinois (ditch cleanup)

                 Byron, Illinois, superfund site

                 American Chemical Services, Griffith, Indiana, superfund site

                 Rosen Superfund, Cortland, New York, superfund site

                 Conservation Chemical, Gary, Indiana, superfund site

                 Interstate Pollution/Roto Rooter, Rockford, Illinois, superfund site

                 Brockman No. I Landfill

                 Pagel's Pit, Rockford, Illinois

                 USS Lead Refinery, Inc., East Chicago, Illinois

                                   EXHIBIT A


7. Pending or threatened controversies with employees other than employee grievances arising in the ordinary course of business which are not in the aggregate, material to the continued financial success and well being of Borrower (Section 6.10 of the Agreement):

                 Donna Anderson vs. KCI - Case #C-93-20440 JW
                 Roy Griffith vs. KCI - Case #93-1504

8.       Encumbrances and indebtedness (Sections 7.8 and 7.9 of the Agreement):

                 None except:

                 Security in Wire Products assets
                 Urban Development                                 $1,759,000
                 Series 1976 Pollution Control Revenue Bonds        1,500,000
                 Community Development Assistance Program             324,000
                 Misc. debt on equipment leases                       208,000
                 State of Illinois                                     67,000
                 North Atlantic Realty Co.                             67,000
                                                                   ----------
                                                                   $3,925,000
                                                                   ==========

                 Amounts represent indebtedness as of September 30, 1993.

                      SCHEDULE A - INFORMATION CERTIFICATE





                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                               CURRENT LITIGATION

                               DECEMBER 30, 1993

                              CORPORATE LITIGATION
PAGE

  1      Keystone Consolidated Industries, Inc. vs.  Commissioner of Internal
         Revenue

  2      William Murphy and ISWA etal v Keystone Steel & Wire

  3 Appeal of NLRB Decision on Union 30 and Out Pension Option, Court of Appeals for the D.C. District No. 93-1357

                      ENVIRONMENTAL LITIGATION AND CLAIMS

  4      Case No. VW85-R-36 - US-EPA v. Keystone

  5      Brockman No. 1 Landfill, EPA No. 7412.  National Lock Hardware Division

  6      Byron Salvage Yard, Byron, Illinois

 7-8     Rosen Site, Cortland, New York

  9      Pagel's Pit, Rockford, Illinois

 10      Interstate Pollution Control/Roto Rooter Site, Rockford, Illinois

 11      American Chemical Services, Inc., Griffin, Indiana

 12      USS Lead Refinery, Inc., East Chicago, Illinois

                                INSURED MATTERS

 13 Robert Showalter vs. United Engineering, Inc. vs. KCI, Circuit Court, State of Illinois #90 L 553

 14      Donna Anderson vs KeyWest Wire

 15 Jack Frost vs Keystone Consolidated Industries, Inc., Case No. 93 L 00176, Peoria County Circuit Court

 16 Roy Griffith vs Keystone Steel & Wire., Case No. 93 1504, District Court, Central District of Illinois

Case No. 4657-89 - Keystone Consolidated Industries, Inc. vs. Commissioner of Internal Revenue

A. Nature of Case: On March 8, 1983, the Company satisfied a portion of its funding obligation to the Keystone Master Pension Trust ("KMPT") through the contribution of certain income producing property with an appraised value of $9.7 million. On March 13, 1984, the Company contributed additional property to the KMPT valued at $5.3 million. The KMPT subsequently sold all of the real property contributed for approximately $15.5 million. On December 14, 1988, the IRS issued a Notice of Deficiency (the "Notice") proposing the imposition of excise taxes plus accrued interest against the Company under the "prohibited transaction" provisions of the Internal Revenue Code (the "Code") allegedly due with respect to these contributions. It is the position of the IRS that these contributions were prohibited sales transactions between the Company and the KMPT.

B. Amount Involved: The Notice proposes to assess (i) first tier excise taxes in the amount of $482,773 with respect to each of the Company's taxable years ended June 30, 1983, 1985, 1986, 1987, 1988 and each fiscal year thereafter until the deficiency is corrected, and $749,600 with respect to the Company's taxable year ended June 30, 1984 (ii) second tier excise taxes in the amount of $9.7 million, and (iii) interest on the first tier excise taxes.

C. Status: March 3, 1989, the Company filed a petition in the United States Tax Court contesting all of the excise taxes proposed in the Notice, taking the position that the IRS theory is without basis under the Code and that no prohibited transactions occurred. Keystone's Motion for Summary Judgment was granted on December 17, 1990. On January 17, 1992 the Fifth Circuit Court of Appeals affirmed the Tax Court decision in this matter. On August 25, 1993 the Supreme Court of the United States held that the contribution of property, other than cash, is a prohibited transaction and remanded the case to the Tax Court to determine the tax due.

D.       Fees to Date:   $644,493

E.       Handling Attorney:       Ray Wexler     312/861-2018
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois

F.       Company Contact:         Ralph P. End

G.       Decision Maker:          Glenn R. Simmons

H.       File Number:             503-AO23

Case No. 93-1247 -  William Murphy and ISWA etal v Keystone Steel & Wire

A. Nature of Case: Plaintiffs filed this action on July 2, 1993 in U.S. District Court seeking an injunction directing Keystone to comply with the Collective Bargaining Agreement and continue to provide lifetime health insurance benefits required by the medical benefits plan and applicable collective bargaining agreements and prohibiting Keystone Steel & Wire from terminating the medical benefits plan or decreasing benefits provided to retirees of Keystone Steel & Wire.

B.       Amount Involved: Unknown

C. Status: Motion for Summary Judgment was filed on September 28, 1993 based on the legends in each plan document and summary plan document that the Company reserves the right to amend or terminate the plan(s) at any time.

D.       Fees to Date:            None

E.       Handling Attorney:       Steve Gay
                                  Husch & Eppenberger
                                  101 S.W. Adams
                                  Peoria, Illinois  61602

F.       Company Contact:         Ralph End

G.       Decision Maker:          Bob Singer

H.       File Number:             500 1003

Appeal of NLRB Decision on Union 30 and Out Pension Option, Court of Appeals for the D.C. District No. 93-1357

A. Nature of case: Beginning in 1982, Keystone Steel & Wire erroneously permitted those who retired from a union position under the 30-and-out provision to receive pension benefits immediately from both the Union Pension Plan and the Management Pension Plan when they did not satisfy the conditions of the Management Pension Plan. The NLRB maintains that KSW violated the NLRA by unilaterally implementing changes to the Management Pension Plan adversely affecting bargaining unit employees.

B. Status: On February 18, 1992, an Administrative Law Judge determined that KSW had no obligation to bargain with the union before making unilateral changes in the Management Pension Plan. On appeal, the NLRB reversed the Administrative Law Judge. On May 25, 1993, KSW filed an appeal to the US Court of Appeals for the District of Columbia Circuit.

C.       Fees to date:

D.       Handling Attorney:       Mark G. Arnold   314-421-4800
                                  Stuart Cohen     309-637-4900
                                  Husch & Eppenberger
                                  100 North Broadway, Suite 1000
                                  St. Louis, Mo  63102-2706

E.       Company Contact:         Ralph End

F.       Decision Maker:          Glenn Simmons

G.       File Number:             502-1000

Case No. VW85-R-36 US-EPA v. Keystone Consolidated Industries, Inc.

A. Nature of Case: In July 1986, the United States filed suit in the federal court in Peoria, Illinois seeking injunctive relief and damages for alleged violation of the Resource Conservation and Recovery Act ("RCRA") occurring at the Company's Bartonville facilities. An evidentiary hearing was held during July 1986 on the government's motion for a preliminary injunction seeking, in part, immediate cessation of discharges of treated spent pickle liquor into on-site surface impoundments. In an oral ruling from the bench on July 28, 1986, the court found the government had made a sufficient showing of RCRA violations requiring the cessation of discharges into the impoundments by October 1, 1986.

B.       Amount Involved:  Unknown.

C. Status: Keystone stopped the discharge of waste pickle liquor prior to October 1986 and under a consent order paid a fine of $280,000 and agreed to the closure of the ditches receiving the waste pickle liquor. During testing necessary to develop the closure plan, Keystone discovered the ground water contaminated with TCE.
         Additional testing was conducted to develop a closure plan to eliminate the waste pickle liquor sludge which was filed on June 15, 1992 and approved by the IEPA on June 30, 1992 subject to certain conditions and modifications. On July 2, 1993, the parties entered a Consent Order requiring Keystone to take certain remedial action specified in the approved Closure Plan and deposit in a trust certain funds to assure compliance with the Closure Plan. The trust was initially funded with a deposit of $500,000 on July 1, 1992 and the Consent Order requires Keystone to make 10 additional quarterly deposits of $175,000 each, then 10 additional quarterly deposits of $75,000 beginning January 1, 1995 through April 1, 1997. Future additional contributions will depend on the then estimated cost of remedial action and the accumulated balance in the trust fund.

D.       Fees to Date:   $297,850

E.       Handling Attorney:       Andrew Running,  312-861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois  60601

F.       Company Contact:         Les Phillips, Ralph End

G.       Company Decision Maker:  Glenn R. Simmons

H.       File Number:             503 A009

Brockman No. 1 Landfill. Pending before Illinois Environmental Protection Agency, EPA. No. 7412

A. Nature of claim: On April 21, 1987, Keystone was notified by the Illinois EPA (IEPA) that it is a potentially responsible party for the clean up of Brockman No. 1 Landfill. IEPA records show that Brockman No. 1 Landfill was issued IEPA permit 77-8 on January 12, 1978 to accept 4,500 gallons per year of miscellaneous metal finishing waste generated by the National Lock Hardware Division. IEPA claims leachate from the landfill is polluting the Illinois River. IEPA has designated National Lock Hardware division a potentially responsible.

B. Amount Involved: The IEPA estimates the Brockman No. 1 Landfill contains 20,000 drums containing metal stripping and plating sludges; cyanides; organic solvents/sludges; and 1,400,000 gallons of bulk wastes. No estimates of the cost of cleanup are available. To date the IEPA has incurred $749,598 in remedial action. Our permit limited us to dispose of up to 4,500 gallons per year to the site.

C. Status: Because the low percent of waste that may have been contributed by National Lock is negligible, Keystone has taken no action in this matter.

D.       Fees to Date:            $4000

E.       Handling Attorney:       Andy Running   (312) 861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois  60601

F.       Company Contact:         Ralph P. End

G.       Decision Maker:          Glenn R. Simmons

H.       File No.:                501  A079

Byron Salvage Yard, Region IV, United States Environmental Protection Agency ("USEPA")

A. Nature of Case: On July 17, 1991, the United States filed a lawsuit under CERCLA against National Lock and four other companies (Nalco Chemical Company, General Motors Corporation, Interstate Pollution Control, Co. and Commonwealth Edison Corporation) seeking recovery of at least $3,773,881.34 in response costs incurred by the USEPA at the Byron Salvage Yard site near Byron, Illinois.

B.       Amount Involved: Unknown

C. Status: Keystone answered the complaint on September 3, 1991. On April 23, 1992, Keystone filed a third party contribution action against 15 companies that generated wastes sent to the Byron Site. (Amrock Corporation, Atwood Industries, Inc., Coltec Industries, Inc., Ecolab, Inc., Elco Industries, Inc., Frantz Manufacturing Company, Lawrence Brothers, Inc., Quality Metal Finishing Company, Quebecor Printing Mount Morris, Inc., Raco Inc., RB&W Corporation, Sundstrand Corporation, The Valspar Corporation, and Woodward Governor Company, Inc.) Initial discovery is underway in the third party action. Wausau has orally agreed to pay 75% of Keystone's defense costs incurred in this matter. Wausau has not accepted nor rejected our claim for any costs incurred in the cleanup. On July 26, 1993, the EPA produced documents evidencing $10 million of incurred costs.

D.       Fees to date:            $167,550

E.       Handling Attorney:       Andy Running and Lisa Esayian  (312) 861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois

F.       Company Contact:         Ralph P. End

G.       Decision Maker:          Glenn R. Simmons

H.       File Number:             800 1002

Rosen Site, Cortland, New York, United States Environmental Protection Agency ("USEPA")

A. Nature of Case: By letter of August 21, 1987, the USEPA notified Keystone that it is one of the entities that owned and/or operated the Rosen Site at the time of the disposal of hazardous substances there and, accordingly, a responsible party under CERCLA. Six other entities were originally named potentially responsible parties "PRP", including the two Rosen brothers who have filed bankruptcy.

B. Amount Involved: Wausau agreed to pay 55% of Keystone's legal defense costs in this matter but has not accepted liability for the actual cost of cleanup of this site.

C. Status: The USEPA advised Keystone that the waste sources at the site include approximately 1,200 drums and contains, 90 tanks, 22 cylinders of compressed gases, 4 capacitors and numerous piles of municipal and industrial debris. The site also contains PCB contaminated soils, organic volatiles, flammable liquids and solids and significant amounts of heavy metals. During September 1988 the EPA issued a 106 ruling requiring the PRP'S, including Keystone, to undertake the surface clean-up of the site. On April 4, 1989 the US-EPA issued an order requiring Niagara Mohawk Power Corporation to join Dallas Corporation, Monarch Machine Tool Company and Keystone in the surface cleanup. The PRP's signed a contract with Industrial Oil Tank Service Corp. for the surface cleanup work. Keystone's share of the removal of the surface debris was approximately $100,000. On July 14, 1989 the USEPA issued a notice of its intent to commence a Remedial Investigation and Feasibility Study (RI/FS) of the Rosen Site to determine the nature and extent of hazardous substances at the site and recover the costs of remediation from the PRP'S. This notice identified Agway, Inc; BMC Industries, Inc.; Cooper Industries, Inc.; Pall Trinity Micro Corp.; Pennwelt Corp.; Potter Paint Co and Smith Corona Corp. as additional PRP's. To avoid a unilateral order to perform an RI/FS dictated by the EPA, the four original PRP's attempted to negotiate an acceptable consent order. On December 14, 1989, Keystone withdrew from the negotiations, but Dallas Corp., Monarch Machine Tool Co., and Niagara Mohawk Power Co. subsequently signed the consent order proposed by the EPA. On February 7, 1990, the EPA issued an Administrative Order under Section 106 requiring Agway, Inc., Cooper Industries, Inc., Keystone Consolidated Industries, Inc., Potter Paint Company, Inc. Harvey M. Rosen, and Smith Corona Corporation to participate in the Remedial Investigation/Feasibility Study covered by the Consent Orders proposed by the EPA. Subsequently Agway, Inc. and Smith Corona persuaded the EPA to be removed from the PRP list. The PRP's entered an agreement with Blasland & Bouck Engineers, P.C. to conduct a Remedial Investigation of the site at an estimated cost of $550,000.

         Five participating PRP'S, including Keystone, have retained counsel to prosecute a third party action for contribution. A complaint was filed on June 11, 1992 against Agway, BMC, Borg-Warner, Elf Atochem North America, Inc., Mack Trucks, Inc., Motor Transportation
         Services, Inc., Pall Trinity Micro Corporation, Redding-Hunter, Inc., Rotelcom, Inc., Smith Corona Corporation, Sola Basic Industries,
         Inc., Wilson Sporting Goods Co., Philip A. Rosen and Harvey M. Rosen.

D.       Fees to Date:            $768,720

E.       Handling Attorney:       Andy Running
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois  60601

F.       Company Contact:         Ralph End

G.       Decision Maker:          Glenn Simmons

H.       File Number:             800 1013

Pagel's Pit Landfill Enforcement action by the U.S. EPA under CERCLA.

A. Nature of Case: During July 1985 the U.S. EPA notified approximately 50 firms, including National MetalCrafters, of the threatened release or potential release of hazardous chemicals from the Pagel's Pit Site and requested the PRP's to undertake remedial action.

B. Amount Involved: Illinois EPA estimates clean up costs between $7,500,000 and $14,000,000.

C. Status: During March 1986, MetalCrafters and 17 other PRP's agreed to undertake a Remedial Investigation and Feasibility Study without admitting liability. Based on records available at the site, the wastes contributed by MetalCrafters was minor and Keystone has paid $14,000 to date as it's contribution to the RI/FS. Keystone (successor to MetalCrafters) has signed a buy-out agreement between EPA, the operator and deminimis generators. Under the buy-out agreement, Keystone paid an additional $35,000. A consent decree has been signed by all PRP's and was filed November 25, 1992. We are waiting now for approval from the Justice Department.

D.       Fees to Date:            $36,048

E.       Handling Attorney:       Andy Running     (312)861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois 60601

F.       Company contact:         Ralph P. End

G.       Decision maker:          Glenn R. Simmons

H.       File Number:             800-1001

Interstate Pollution Control/Roto Rooter Site United States EPA enforcement action under Super Fund Statute(CERCLA)

A. Nature of case: During 1989, the IPC site was added to the superfund list. On June 13, 1990 MetalCrafters received a Request for Information under Section 104(e) of CERCLA. IPC operated the site from 1971 through 1984 as a hauler, recycler, storage facility of industrial wastes. IPC installed an incinerator in 1971 capable of burning 3,500 gallons of liquid wastes per week.

B.       Amount involved: Unknown

C. Status: During 1991 the USEPA directed a group of 67 PRP's to take immediate action to reduce possible immediate hazards at the site (surface removal). Records available at the site indicate very little waste contributed by National MetalCrafters. Subsequent information received in January 1992 indicates National Lock is responsible for generating up to 2.14% of the volume of wastes at the site.

D. Estimated cost of defense: On August 6, 1990, Keystone filed a claim with Wausau Insurance Company for reimbursement of defense costs. Wausau has orally agreed to reimburse 75% of Keystone's defense costs incurred in this matter. Wausau has not accepted nor rejected our claim for any costs incurred in the cleanup.

E.       Fees to date:            $92,337

         Cleanup costs to date:   $22,752

F.       Handling attorney:       Andy Running     (312) 861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois  60601

G.       Company contact:         Ralph P. End

H.       Decision Maker:          Glenn R. Simmons

I.       File Number:             800-1022

American Chemical Services, Inc. United States EPA enforcement action under Super Fund Statute (CERCLA)

A. Nature of Case: American Chemical Services, Inc. disposed of a variety of hazardous wastes on this site from 1955 through 1975. MetalCrafters received a Request for Information on April 29, 1987. Information produced to date indicates MetalCrafters contributed approximately 0.01% of total volume of waste.

B.       Amount involved:  Unknown

C. Status: Because of the low contribution percentage, Keystone has consistently rejected the invitation to participate in a consent decree to fund a Remedial Investigation and Feasibility Study. The efforts to negotiate a buy-out agreement among about 100 deminimis generators and the USEPA continue.

D.       Fees to date:            $2,110

E.       Handling attorney:       Andy Running              (312) 861-2412
                                  Kirkland & Ellis
                                  200 East Randolph Drive
                                  Chicago, Illinois 60601

F.       Company contact:         Ralph P. End

G.       Decision Maker:          Glenn R. Simmons

H.       File Number:             800-1008

USS Lead Refinery, Inc. Site, East Chicago, Indiana - United States EPA action under Super Fund Statute (CERCLA)

A. Nature of Case: On September 6, 1991, Keystone received a Request for Information regarding the generation, storage, treatment or disposal of hazardous wastes at the site from 1906 to 1985.

B.       Amount Involved:  Unknown

C. Status: After diligent record search, no records have been located that indicate Keystone shipped any wastes to the site. The USEPA forwarded a copy of a 1968 document from USS Lead Refinery whereby USS Lead agreed to purchase from Keystone up to 50 tons of lead ashes for recovery. The document does not indicate whether any lead ashes were shipped to USS Lead.

D. Estimated Cost of defense: Wausau Insurance Company was notified on October 8, 1991 of a potential claim for defense of this matter.

E.       Fees to Date:

F.       Handling attorney:

G.       Company contact:         Ralph P. End

H.       Decision Maker:          Glenn R. Simmons

I.       File Number:             800 1039

Robert Showalter vs. United Engineering, Inc. vs Keystone Consolidated Industries, Inc. Circuit Court, State of Illinois #90 L 553

A. Nature of Case: Robert Showalter died as a result of a furnace explosion on October 26, 1989. Because Showalter was an employee and entitled to workers compensation which precludes a direct action against an employer, he sued United Engineering, the manufacturer of the water cooled roof panels covering the furnace. In March 1991, United Engineering filed a third party action against Keystone.

B. Amount Involved: Keystone is self insured for first $1 million with excess employers' liability coverage with third party insurers covering the next $14 million.

C. Status: A similar case, decided by the Illinois supreme court on April 18, 1991, limits Keystone's liability to the amount that would be provided by workers compensation. Although Keystone has incurred the maximum expense under worker compensation, Keystone remains a party to this litigation.

D.       Fees to Date:            $43,870

E.       Handling Attorney:       Larry Chilton                (312) 454-5133
                                  Stevenson Rusin & Friedman
                                  10 South Riverside Plaza, Suite 1530
                                  Chicago, Illinois 60606

F.       Company Contact:         Ralph P. End

C.       Decision Maker:          Robert W. Singer

H.       File Number:             501 1007

Case No. C-93-20440 JW - Donna S. Anderson v. KeyWest Wire, et al. United States District Court Northern district of California

A. Nature of Case: Donna Anderson was first hired in November 1967. In 1982 she was promoted to Inside Sales Manager and relocated from Peoria, Illinois to Santa Clara, California. Her employment with Keystone terminated in 1983 when KeyWest Wire was sold to PPA Industries. Keystone acquired KeyWest Wire from PPA in May 1991 and hired Ms. Anderson in her then current position of Manager of Marketing and Sales. Ms. Anderson was terminated for failure to follow specific directions. Ms. Anderson claims her termination was a result of sex discrimination.

B.  Amount Involved:

C.  Status:  Discovery continues.

D.  Fees to Date:

E.  Handling Attorney:  Richard S. Falcone
                        and Lori Farber
                        Littler, Mendelson, Fastiff, Tichy & Mathiason Sixty South Market, Suite 1100
                        San Jose, California 95113
                        Phone:  408-998-4150

F.  Company Contact:  Ralph End

G.  Decision Maker:   Bob Singer

H.  File Number:      501 1011

Jack Frost vs Keystone Consolidated Industries, Inc., Case No. 93 L 00176, Peoria County Circuit Court

A. Nature of Case: Jack Frost, an employee of ITEX Enterprises, Inc. , was injured while working at the Keystone Steel & Wire facility. ITEX Enterprises was hired to perform certain repairs on a structure owned by Keystone. The accident occurred on December 23, 1993 - Jack Frost fell on plastic sheeting and hurt his right knee.

B.       Amount Involved:

C.       Status:

D.       Estimated Cost of Defense:  Covered by insurance.

E.       Fees to Dated:

F.       Handling attorney:       James L. Hafele and Associates
                                  416 Main Street, Suite 1100
                                  Peoria, Illinois 61602
                                  Phone: 309-673-3513
                                  Fax: 309-673-3526

G.       Company Contact:         Ralph P. End

H.       Decision Maker:          Robert W. Singer

I.       File Number:             503 1008

Roy Griffith vs Keystone Steel & Wire., Case No. 93 1504, District Court, Central District of Illinois

A. Nature of Case: Roy Griffith, former employee of Keystone Steel & Wire, has filed a six count sexual harassment complaint against KSW and several employees, requesting $300,000 damage for each count

B.       Amount Involved:  Three counts requesting $15,000 each.

C. Status: Because of the potential conflict of interest among the defendants, Keystone is providing separate counsel for the employee defendants. An answer will be timely filed along with a motion to dismiss because the plaintiff has not exhausted his remedies under the collective bargaining agreement.

D.       Estimated Cost of Defense:

E.       Fees to Dated:

F.       Handling attorney:       Mike Lied
                                  Husch & Eppenberger
                                  101 SW Adams
                                  Peoria, Illinois 61602

G.       Company Contact:         Ralph P. End

H.       Decision Maker:          Robert W. Singer

I.       File Number:

                     SCHEDULE B - INFORMATION CERTIFICATE


                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                       UNITED STATES ISSUED TRADEMARKS

 CASE.                                           REGISTRATION  ISSUE
 NO.     TRADEMARK                               NUMBER        DATE        GOODS
 ---     ---------                               ------------  ----------  -----
 644     Fence Post with Red Stripe                   308,004    11/14/33  Metallic Fence Posts
 663     ARROW                                         94,911     1/14/14  Barbed Wire
 687     Red Line Around Spooled Barbed Wire          182,257      4/8/24  Reeled or spooled barbed wire
 688     White Line Around Spooled Barbed Wire        182,259      4/8/24  Reeled or spooled barbed wire
 689     Black Line Around Spooled Barbed Wire        182,261      4/8/24  Reeled or spooled barbed wire
 690     Orange Line Around Spooled Barbed Wire       182,263      4/8/24  Reeled or spooled barbed wire
 691     Blue Strand in Body of Wire                  184,948      6/3/24  Wire fence, including farm and
                                                                           poultry fences
 692     Yellow Strand in Body of Wire                184,950      6/3/24  Poultry fences
 700     Blue Line Around Spooled Barbed Wire         182,258      4/8/24  Reeled or spooled barbed wire
 701     Yellow Line Around Spooled Barbed Wire       182,260      4/8/24  Reeled or spooled barbed wire
 702     Green Line Around Barbed Wire                182,262      4/8/24  Reeled or spooled barbed wire
 703     Red Strand in Body of Wire                   184,947      6/3/24  Wire fence, including farm &
                                                                           poultry fences
 704     White Strand in Body of Wire                 184,949      6/3/24  Wire fence, including farm &
                                                                           poultry fences
 705     Black Strand in Body of Wire                 184,951      6/3/24  Wire fence, including farm &
                                                                           poultry fences
 706     Orange Strand in Body of Wire                184,953      6/3/24  Wire fence, including farm &
                                                                           poultry fences
 736     Red colored barb                             622,004     2/28/56  Barbed Wire
 809     KEYLINE                                      617,363    12/13/55  Metal mesh fencing
 818     APACHE                                       618,081    12/27/55  Barbed wire
 1002    RED BRAND                                    555,298     2/26/52  Wire fence
 1113    KEYWELD                                      569,489     1/20/53  Welded metal mesh fabric
 1153    DEFENDER                                     122,493     8/20/18  Barbed wire, fence wire, and wire
                                                                           fence
 1154    RUTHLESS                                     122,496     8/20/18  Barbed wire, fence wire, and wire
                                                                           fence
 1339    KEYFRAME                                     719,855     8/15/61  Prepunched structural members for
                                                                           connection of bolts in framing
                                                                           (NOT TO BE RENEWED)
 1395    KEYCORNER                                    717,733      7/4/61  Corner lathing strips (NOT TO BE
                                                                           RENEWED)
 1396    KEYWALL                                      717,734      7/4/61  Masonry reinforcing strips
 1397    KEYDECK                                      717,732      7/4/61  Wire fabric reinforcement for
                                                                           roof decks
 1398    KEYSTRIP                                     717,731      7/4/61  Lathering reinforcing strips (NOT
                                                                           TO BE RENEWED)
 1401    Fence with red Top Portion                   141,481     4/26/21  Wire fencing
 1408    KEY-Z-BEAD                                   722,964    10/24/61  Corner reinforcing beads for
                                                                           plaster walls (NOT TO BE RENEWED)
 1618    Twisted Wire Fence Stays with Ret Top        297,991    10/11/32  Twisted wire fence stays
 1741    FLEXOMATIC                                   754,460     8/13/63  Upholster Spring wire
 1831    GALVANNEALED                                 176,327    11/20/23  Wire fence and barbed wire
 1832    GALVANNEALED                                 176,329    11/20/23  Plain galvanized wire and
                                                                           galvanized telephone wire
 2054    Fence w/Black Upper Portion                  193,925     3/31/25  Wire fence, including farm &
                                                                           poultry fences
 2055    Fence w/Yellow Upper Portion                 196,925     3/31/25  Wire fence, including farm &
                                                                           poultry fences

                     SCHEDULE B - INFORMATION CERTIFICATE


                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                       UNITED STATES ISSUED TRADEMARKS

 CASE.                                           REGISTRATION  ISSUE
 NO.     TRADEMARK                               NUMBER        DATE        GOODS
 ---     ---------                               ------------  ----------  -----
 2056    Drawing of Wire Fence (orange)               196,928     3/31/25  Wire fence, including farm &
                                                                           poultry fences
 2057    Fence w/Blue Band                           196,9929     3/31/25  Wire fence, including farm &
                                                                           poultry fences
 2058    Fence w/White Upper Portion                  198,437     5/19/25  Wire fence, including farm &
                                                                           poultry fences
 2175    Mesh Design                                  815,695     9/27/66  Self-furring plastic mesh
 2298    SQUARE DEAL                                   58,221    12/11/06  Wire fence
 2324    KEYSTONE                                      62,025     4/16/07  Wire fence
 2325    MONARCH                                       62,313     4/30/07  Wire fence
 2738    Red Top Fence Post                           125,561     5/27/39  Metallic Fence Post
 2747    HI-BOND                                      407,707     6/20/44  Reinforcing steel bars for using
                                                                           in concrete constructions
 2766    KEYMESH                                      523,557      4/4/50  Stucco netting
 2768    BLUE RIBBON                                   76,791     2/15/10  Wire fence only (barbed wire
                                                                           deleted)
 2772    SQUARE DEAL                                   86,714     5/28/12  Metal gates
 2805    K Symbol                                     903,358     12/1/70  Nails
 2901    KEYMESH                                      928,544      2/8/72  Reinforcing wire and paperbacked
                                                                           reinforcing wire
 3001    K Symbol                                     951,688     1/30/73  Wire fabrics, namely hardware
                                                                           cloth, utility fabric and netting
 75,663  KEYLINK                                    1,057,380      2/1/77  Wire mesh attachment clip
 77,140  SAVAGE                                     1,080,778      1/3/78  Barbed Wire
 77,141  WRANGLER                                   1,080,777      1/3/78  Barbed Wire
 77,925  KEY-LITE                                   1,113,152     2/13/79  Plastic coated wire fabric
 79,153  IMPERIAL AND DESIGN                        1,157,847     6/23/81  Welding wire
 80,435  THE MOST RESPECTED NAME IN FARM FENCE      1,197,052      5/1/82  Wire mesh fence
 82,569  VERTICAL GARDEN                            1,268,879      3/6/84  Galvanized mesh wire for use in
                                                                           fencing, trellises and cages
 83,089  RED BRAND                                  1,285,810     7/17/84  Nails
 84,243  KING RANCH                                 1,321,770     2/26/85  Wire fencing
 84,421  HI-BOND                                    1,327,996      4/2/85  Nails
 84,443  HI-BOND VCC                                1,332,847     4/30/85  Nails
 85,202  THE MOST RESPECTED NAME IN FARM FENCE        544,614     6/24/85  Wire mesh fence
         (Principle Register)
 87,417  TEX-BALE                                     411,885      2/1/83  Baling Wire
 87,418  TEX-BALE (State of Texas)                     34,094     8/18/77  Hardware, plumbing and steam-
                                                                           fitting supplies

                      KEYSTONE B - INFORMATION CERTIFICATE


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                FOREIGN TRADEMARK APPLICATION AND REGISTRATIONS


                                                   SERIAL NO./      REG. NO./
 COUNTRY       CASE NO.  TRADEMARK                 FILING DATE      ISSUE DATE
 -------       --------  ---------                 -----------      ----------
 ARGENTINA               RED BRAND Design                           251,518
                                                                    Oct 9, 1947
               84,382    RED BRAND                 1,451,201        1,139,089
                                                   Aug 28,1984      June 3, 1985
               84,395    Red Brand on Barbed Wire  1,464,955        1,171,304
                                                   Nov 14, 1984     Sept 2, 1985
 BRAZIL        71,002    RED BRAND Design                           114,185
                                                                    Aug 8, 1949
               84,383    RED BRAND                 811,727,050
                                                   Oct 3, 1984
 CANADA        63,174    GAVANNEALED               180,935          15,434,749
                                                   05/21/23         Dec 29, 1923
               63,175    RED BRAND Design                           16,436,654
                                                                    Nov 13, 1924
               70,015    Red-Topped Fence Post     330,735          178,166
                                                   Mar 5, 1970      Sept 3, 1971
               75,448    RED STRAND                                 17,238,344
                                                                    Aug 18,1925
               86,260    Red Top                   (not yet filed)
               86,261    Red Barbs                 (not yet filed)
 SOUTH AFRICA  75,108    KEYSTONE                                   1853/47
                                                                    July 2, 1947
               75,109    RED BRAND                                  1855/47
                                                                    July 2,1947
               75,110    SQUARE DEAL                                1856/47
                                                                    July 2, 1947

                      KEYSTONE B - INFORMATION CERTIFICATE


                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.
                FOREIGN TRADEMARK APPLICATION AND REGISTRATIONS


                                                       SERIAL NO./   REG. NO./
 CASE NO.   INVENTOR      INVENTION                    FILING DATE   ISSUE DATE
 --------   --------      ---------                    -----------   ----------
 67,182     Byarl, et al  Improved Keydeck Sub-Purlin  681,986       3,456,415
                                                       11/13/67      7/22/69
 81,099     Badtke        Box and Lid                  243,058       4,342,403
            Lehman        Construction                 03/12/81      08/03/82
 81,219     Heaslip       Method and apparatus For     278,719       4,391,319
                          Introducing Elements Into    06/29/81      07/05/83
                          Molten Metal Streams And
                          Casting In Inert Atmosphere
 85,381     Reysen        Carrying Device for Coiled   755,415       4,607,807
                          Wire                         7/15/85       8/26/86

A CORESTATES COMPANY

                              GUARANTEE AND WAIVER

                                                               Chicago, Illinois
                                                              December 30, 1993

         In order to induce Congress Financial Corporation {(Central)} (herein called "Congress") to extend from time to time, in its sole discretion in each instance, one or more loans, advances or other financial accommodations to, or for the account or benefit of, Keystone Consolidated Industries, Inc. ("Obligor") and for other good and valuable consideration received, the undersigned, irrevocably and unconditionally guarantees and agrees to be liable for the prompt indefeasible and full payment, performance and observance of all indebtedness, liabilities, obligations and agreements of any kind of Obligor to Congress, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising under any guarantee, endorsement or undertaking which Congress may make or issue to others for Obligor's account, including, without limitation, any accommodation extended to Obligor with respect to Congress' making or joining in applications for letters of credit, acceptance of drafts or endorsement of notes or other instruments by Congress for Obligor's account and benefit, and whether arising directly or acquired from others (whether acquired outright or by assignment as collateral security from another and including, without limitation, Congress' participations or interests in Obligor's obligations to others), and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created, assumed or guaranteed, including, without limitation, Congress' charges, commissions, interests, expenses, fees, costs and reasonable attorneys' fees chargeable to Obligor in connection with any or all of the foregoing (all of the foregoing being herein referred to, jointly and severally, as the "Obligations").

         The undersigned waives notice of acceptance of this guarantee, the making of loans and extensions of credit to Obligor, the purchase or acquisition of receivables from Obligor, notice of any Obligations, and waives presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any Obligations, suit or taking other action by Congress against, and any other notice to, any party liable thereon (including the undersigned) and waives any defense, offset or counterclaim to any liability hereunder. Congress may at any time and from time to time without the consent of, or notice to, the undersigned, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned hereunder, upon or without any terms or conditions and in whole or in part: (1) change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, any Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Obligations as so changed, extended, renewed or altered: (2) sell, exchange, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof; (3) exercise or refrain from exercising any rights against the Obligor or others (including the undersigned) or otherwise act or refrain from acting; (4) settle or compromise any Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Obligor to creditors of the Obligor other than Congress and the undersigned; and (5) apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid. The undersigned also agrees than Congress need not attempt to collect any Obligations from the Obligor or others or to realize upon any collateral, but may require the undersigned to make immediate payment of the Obligations to Congress when due or at any time thereafter.

         No invalidity, irregularity or unenforceability of all or any part of the Obligations, or of any security therefor, shall affect, impair or be a defense to this guarantee nor shall any other circumstance which might otherwise constitute a defense available to, or legal or equitable discharge of, the Obligor in respect of any of the Obligations, or of any security therefor, or the undersigned in respect of this guarantee, affect, impair or be a defense to this guarantee. Without limitation of the foregoing, the liability of the undersigned hereunder shall not be discharged or impaired in any respect by reason of any failure by Congress to perfect or continue perfection of any lien or security interest in any security for the Obligations or any delay by Congress in perfecting any such lien or security interest.

         The liability of the undersigned hereunder is absolute, primary and unconditional and shall not be subject to any offset, defense or counterclaim of the Obligor. This guarantee is a continuing one and all obligations shall be conclusively presumed to have been created in reliance hereon. The books and records of Congress, showing the account between the Obligor and Congress, shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth, and the monthly statement rendered to the Obligor, to the extent no written objection is made within thirty (30) days after the date thereof, shall constitute an account stated between Congress and the Obligor and be binding on the undersigned.

         Payment by the undersigned shall be made to Congress at Congress' office from time to time on demand as the Obligations become due. One or more successive or concurrent actions may be brought hereon against the undersigned either in the same action in which Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this guarantee is brought against the undersigned, the undersigned agrees not to deduct, set-off, or seek to counterclaim for or recoup any amounts which are or may be owed by Congress to the undersigned.

         No revocation or termination hereof shall affect in any manner rights arising under this guarantee with respect to (a) Obligations which shall have been created, contracted, assumed or incurred prior to receipt by Congress of written notice of such revocation or termination or (b) Obligations which shall have been created, contracted, assumed or incurred after receipt of such written notice pursuant to any contract entered into by Congress prior to receipt of such notice; and the sole effect of revocation or termination hereof shall be to exclude from this guarantee Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into.

         Upon the happening of any of the following events: default by the Obligor under any of the Obligations, or insolvency of the Obligor or the undersigned, or suspension of business of the Obligor or the undersigned, or the issuance of any warrant of attachment against any of the property of the Obligor or the undersigned, or the making by the Obligor or the undersigned of any assignment for the benefit of creditors, or a trustee or receiver being appointed for the Obligor or the undersigned or for any property of either of them, or any proceeding being commenced by or against the Obligor or the undersigned under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or stature and, with respect to any such proceeding against the Obligor or the undersigned, remains undismissed for a period of thirty (30) days, unless the Obligor or the undersigned shall earlier acquiesce thereto - then and in any such event, and at any time thereafter, Congress may, without notice to the Obligor or the undersigned, make the Obligations, whether or not then due, immediately due and payable hereunder as to the undersigned, and Congress shall be entitled to enforce the obligations of the undersigned hereunder.

         All sums of money at any time to the credit of the undersigned with Congress and any of the property of the undersigned on which Congress, at any time, has a lien or security interest or is in the possession of Congress at any time may be held by Congress as security for any and all obligations of the undersigned hereunder, notwithstanding that any of said money or property may have been deposited, pledged or delivered by the undersigned for any other, different or specific purpose. Any and all claims of any nature which the undersigned may now or hereafter have against the Obligor, and payment of all amounts now or hereafter owed to the undersigned by the Obligor or any other obligor with respect to the Obligations (whether by contribution or otherwise) are hereby subordinated to the full payment to Congress of the Obligations and are hereby assigned to Congress as additional Collateral security therefor.

         In the event Congress retains attorneys for the purpose of effecting collection of the Obligations or the liabilities of the undersigned hereunder, the undersigned shall pay all costs and expenses of every kind for collection, including reasonable attorneys' fees.

         If claim is ever made upon Congress for repayment or recovery of any amount or amounts received by Congress in payment or on account of any of the Obligations and Congress repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Congress or any of its property, or (b) any settlement or compromise of any such claim effected by Congress with any such claimant (including the Obligor), then and in such event the undersigned agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and the undersigned shall be and remain liable to Congress hereunder for the amount so repaid or recovered to the same extend as if such amount had never originally been received by Congress.

         No delay on the part of Congress in exercising any of its options, power or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No notice or demand on the undersigned shall be deemed to be a waiver of the obligation of the undersigned to take further action without notice or demand as provided herein. No waiver of any of its rights hereunder, and no modification or amendment of this guarantee, shall be deemed to be made by Congress unless the same shall be in writing, duly signed on behalf of Congress, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Congress or the obligations of the undersigned to Congress in any other respect ant any other time. The undersigned shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor or against the Obligor or any of its assets or property until Congress shall have been indefeasibly paid in full all Obligations.

         This guarantee and the rights and obligations of Congress and of the undersigned hereunder shall be governed and construed in accordance with the laws of the State of Illinois; and this guarantee is binding upon the undersigned and its successors or assigns, and shall inure to the benefit of Congress, its successors or assigns.

         The undersigned does hereby waive trial by jury in any action, proceeding or counterclaim brought against the undersigned on any matters whatsoever arising out of or in any way connected with this guarantee, and the undersigned hereby agrees that all actions and proceedings relating directly or indirectly hereto may, at the option of Congress, be litigated exclusively in courts having their situs in Cook County, Illinois, and the undersigned hereby irrevocably submits and consents to the jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, Eastern Division, and consents to the service of process in any such action or proceeding by certified or registered mail sent to the undersigned at the address of the undersigned shown from time to time on the records of Congress or by any other method permitted by law.

         The undersigned does hereby represent and warrant to Congress that the execution and delivery of this instrument to Congress by the undersigned has been duly authorized by all necessary action of the Board of Directors and Shareholders of the undersigned, is validly issued in accordance with the Certificate of Incorporation and By-laws of the undersigned and in accordance with any statutes applicable hereto. Without limitation of the foregoing, this guarantee may not be terminated and shall continue so long as any obligation of the Obligor to Congress shall be outstanding.



                                         WIRE PRODUCTS COMPANY





                                         By: /s/ HAROLD M. CURDY
                                         Title: VICE PRESIDENT - TREASURER

                      RIDER NO. 1 TO GUARANTEE AND WAIVER


                 THIS Rider No. 1 to Guarantee and Waiver, is made and entered into as of December 30, 1993 by WIRE PRODUCTS COMPANY, a Wisconsin corporation (the "Guarantor"), in favor of CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender").

                                  WITNESSETH:

                 WHEREAS, the Lender and Keystone Consolidated Industries, Inc., a Delaware corporation (the "Guaranteed Party") have entered into that certain Accounts Receivable Financing Agreement {Security Agreement} and a Rider No. 1 thereto, each dated as of December 19, 1986 and that certain Term Loan Agreement of even date herewith (collectively, the "Loan Agreements"); and

                 WHEREAS, the Lender and the Guarantor have entered into that certain Guarantee and Waiver (as amended and supplemented hereby, the "Guarantee") , providing for the guarantee of the Obligations (as defined in the Guarantee) and desire to modify and supplement the terms of the Guarantee.

                                   AGREEMENT

                 NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit, the Guarantor agrees with the Lender for its benefit as follows:

                 1. Definitions. When capitalized and used herein, terms defined in the Loan Agreements and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreements.

                 2. Maximum Guaranteed Amount. Anything herein or in the Guarantee to the contrary notwithstanding, the maximum liability of Guarantor hereunder shall in no event exceed the lesser of (i) the highest amount which is valid and enforceable in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, fraudulent conveyance or other law involving the rights of creditors generally and (ii) 95% of the excess of the present saleable value of the assets of Guarantor as of date hereof over the amount of all liabilities of Guarantor, contingent or otherwise, as of the date hereof, as such terms (or their equivalent under applicable law) are determined in accordance with applicable state and Federal laws governing the determination of the insolvency of a debtor.

                 3. Waiver of Rights of Subrogation, Etc. Guarantor waives, and agrees that it will not assert or otherwise claim, any right of contribution, reimbursement, repayment, indemnity or subrogation under or in respect of the Guarantee, whether arising by any payment made hereunder, by agreement or otherwise.

Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for any contribution, reimbursement, repayment or indemnity by the Guaranteed Party, any other Guarantor or any other Person, on account of any payment by such Guarantor hereunder, and that any such agreement would be void.

                 4.       Collateral.

                 4.1. In order to secure the prompt performance, observance and payment in full of all its existing and hereafter arising obligations to Lender under the Guarantee, Guarantor hereby grants to Lender a continuing security interest in, a lien upon, and a right of setoff against, and Guarantor hereby assigns, transfers, pledges and sets over to Lender all of the following, wheresoever located, (collectively, "Collateral"):

                 (a) All of Guarantor's present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of Guarantor's sale, lease or other disposition of goods or other property or rendition of services ("Accounts");

                 (b) All present and future moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, Lender from or for Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Guarantor's deposits (general or special), balances, sums and credits with Lender at any time existing; all of Guarantor's right, title and interest, and all of Guarantor's rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Account (an "Account Debtor"), and credit and other insurance; all of Guarantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including without limitation, all returned, reclaimed or repossessed goods; all deposit accounts; all books, records, ledger cards, computer programs, and other property and general intangibles evidencing or relating to the Accounts and any other Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored; all other general intangibles of every kind and description, including without limitation, trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims of all kinds;

                 (c) All raw materials, work in process, finished goods, and all other inventory of whatsoever kind or nature, wherever located whether now owned or hereafter existing or acquired by Guarantor ("Inventory"), including without limitation, all wrapping, packaging, advertising, shipping materials, and all other goods consumed in Guarantor's business, all labels and other devices, names or marks affixed to or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of Guarantor's right, title and interest therein and thereto;

                 (d) All machinery, computers and computer hardware, tools, dies, jigs, furniture, trade fixtures and fixtures; all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by Guarantor ("Equipment");

                 (e) All books, records, documents, other property and general intangibles at any time relating to the Accounts, Inventory and Equipment; and

                 (f) All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

                 4.2. Guarantor hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of the Guarantee), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by Lender under the Loan
Agreements:

                 (a) Guarantor is and shall be, with respect to all Collateral now existing or hereafter acquired, the owner of such Collateral free from any lien, security interest, claim or encumbrance of any kind, except for liens in Lender's favor, purchase money liens on specific inventory and its proceeds and as otherwise consented to in writing by Lender, and Guarantor shall defend the same against the claims of all persons.

                 (b) Guarantor will not directly or indirectly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of Guarantor's property or assets or consolidate or merge with or into any other entity or permit





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
         any other entity to consolidate or merge with or into Guarantor. Guarantor will at all times preserve, renew and keep in full force and effect Guarantor's existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as Guarantor is engaged as of the date hereof.
         Guarantor shall give Lender thirty (30) days prior written notice of any proposed change in Guarantor's corporate name which notice shall set forth the new name.

                 (c) Guarantor shall not change the location of its chief executive without Lender's prior written consent and prior to making any such change, Guarantor agrees to execute any additional financing statements or other documents or notices which Lender may require.

                 IN WITNESS WHEREOF, this Rider has been executed and delivered as of the date first written above.

                                         WIRE PRODUCTS COMPANY

                                         By: /s/ HAROLD M. CURDY
                                            Name:  HAROLD M. CURDY
                                            Title: VICE PRESIDENT - TREASURER



                                         CONGRESS FINANCIAL
                                         CORPORATION (CENTRAL)


                                         By: /s/ GEORGE KALESNIK
                                            Name: GEORGE KALESNIK
                                            Title: SR. VICE PRES.





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